ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

     THIS ADMINISTRATION AGREEMENT is made as of January 1, 1995, among THE SHAREHOLDERS SERVICES GROUP, INC. a Massachusetts corporation ("TSSG"), DIRECTED SERVICES, INC., a New York corporation ("DSI") and The GCG Trust, a Massachusetts business trust (the
"Trust").

     WHEREAS, DSI has entered into a management agreement (the "GoldenSelect Management Agreement"), dated October 1, 1993, with the Trust on behalf of the Multiple Allocation Series, Fully Managed Series, Limited Maturity Bond Series, Natural Resources Series, Real Estate Series, All-Growth Series, Capital Appreciation Series, Rising Dividends Series, Emerging Markets Series, Liquid Asset Series, Market Manager Series, and Value Equity Series;

     WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the investment Company Act of 1940, as amended (the
"1940 Act");

     WHEREAS, the Trust currently offers shares of beneficial interest in separate series and intends to offer shares of additional series in the future;

     WHEREAS, pursuant to the GoldenSelect Management Agreement, the Trust has availed itself of the services of DSI for the provision of advisory, management, administrative, and other services for the Trust on behalf of the Multiple Allocation Series, Fully Managed Series, Limited Maturity Bond Series, Natural Resources Series, Real Estate Series, All-Growth Series, Capital Appreciation Series, Rising Dividends Series, Emerging Markets Series, Liquid Asset Series, Market Manager Series, and Value Equity Series;

     WHEREAS, DSI and the Trust desire to retain TSSG to render certain administrative and fund accounting services and TSSG is willing to render such services;

                             WITNESSETH:

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

  1. Appointment. DSI and the Trust hereby appoint TSSG as Administrator and Accounting Services Agent to furnish administrative services and fund accounting services on the terms set forth in this Agreement with respect to series of the Trust identified on Schedule A to this Agreement, such series together with all other series subsequently established by the Trust for which the Trust, and/or DSI desire to retain TSSG and for which TSSG is willing to do so being herein collectively referred to as the "Series." TSSG agrees to render the services herein set forth for the compensation herein provided.

  2. Delivery of Documents. DSI has furnished TSSG with copies, properly certified or authenticated by the Trust, of each of the following:
       (a) Resolutions of the Trust's Board of Trustee authorizing the appointment of DSI as the Manager of the Trust and the Series identified on Schedule A to provide advisory, management, administration and other services with respect to the Series, and to the extent applicable, authorizing DSI to retain service providers, such as TSSG.

       (b) The Trustee's Declaration of Trust filed with the Secretary of State to the Commonwealth of Massachusetts on August 3, 1988, and all amendments thereto (the "Declaration of Trust").

       (c)  The Trust's By-Laws and all amendments thereto (the "By-Laws");

       (d) The Custody Agreement between Bankers Trust Company (the "Custodian") and the Trust dated as of March 2, 1992 and as amended October 1, 1993 and all amendments thereto (the "Custody Agreement").

        (e) The various Portfolio Management Agreements currently in effect as of the date of this agreement between the Trust, DSI and the various sub-advisers and all amendments thereto.

       (f) The Trust's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1993 and under the 1940 Act (File Nos. 33-23512 and 811-5629), as declared effective by the Securities and Exchange Commission ("SEC") on October 3, 1994, relating to the Trust's shares of beneficial interest, and all amendments thereto;

       (g) The Trust's most recent prospectus (including all Series except The Fund For Life and the Market Manager Series (the "Trust Prospectus").

       (h) The GoldenSelect Management Agreement, and all amendments thereto.

       DSI, as it deems appropriate, will furnish TSSG from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, DSI will provide TSSG with any other documents that TSSG may reasonably request and will notify TSSG as soon as possible of any matter materially affecting the performance of TSSG of its services under this Agreement.

       3. Duties of Administrator and Accounting Services Agent. Subject to the supervision and direction of DSI and the Board of Trustees of the Trust, TSSG undertakes to perform the following specific services set forth herein. TSSG also undertakes upon request to perform the services described in Schedule C.

            (a) Maintaining office facilities (which may be in the offices of TSSG or a corporate affiliate);

            (b) Furnishing statistical and research, data processing services, clerical services, and internal legal, executive and administrative services and stationery and office supplies in connection with the foregoing;

            (c) Furnishing financial information and assisting DSI in the preparation of materials for Board of Trustees meetings;

            (d) Accounting and bookkeeping services (including the maintenance of such accounts, books and records of the series as may be required by Section 31(a) of the 1940 Act and the rules thereunder);

            (e)  Internal auditing;

            (f) Valuing the Series' assets and calculating the net asset value of the shares of the Series at the close of trading on the New York Stock Exchange daily and at such other times as the Board of Trustees may reasonably request and reporting such net asset value to such persons as may reasonably be requested;

            (g) Preparing reports, for DSI approval, to the Trust's shareholders of record and the SEC including, but not necessarily limited to, Annual Reports and Semi-Annual Reports on Form N-SAR;

            (h) Preparing and filing with DSI approval, various reports or other documents required by federal, state and other applicable laws and regulations and by stock exchanges on which the shares of the fund are listed, other than those filed or required to be filed by DSI;

            (i) Preparing the Series' tax returns, including any supporting schedules, necessary for the timely filing thereof;

            (j) Developing compliance procedures for the Trust which will include, among other matters, procedures in monitoring compliance with the Series investment objectives, policies, restrictions, tax matters and applicable laws and regulations including, but not limited to, Section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended. Preparation and analysis of applicable compliance tests each month-end and notification of results to DSI to assist in DSI's role as monitor of the Trust's compliance.

            (k) Preparing and furnishing each Series (at its request) with performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and reporting to external databases such information as may reasonably be requested.

  In performing all services under this Agreement, TSSG shall act in conformity with any documents and other information provided by DSI to TSSG including but not limited to the Trust's Articles and By-Laws; the 1940 Act and the Investment Advisers Act of 1940, as the same may be amended from time to time; and the investment objective, investment policies and other practices and policies set forth in the Registration Statement of the Trust as such Registration Statement and practices and policies may be amended from time to time and policies, procedures, and guidelines adopted by the Board of Trustees. TSSG shall also satisfactorily meet the performance standards as described in Schedule E and incorporated herein, or else provide cause for which DSI may seek termination as specified in Section 6(b) of this Agreement.

       4. Allocation of Expenses. TSSG shall bear all expenses in connection with the performance of its services under this Agreement.

            (a) During the term of this Agreement, DSI will pay all expenses incurred by it in connection with its activities under the GoldenSelect management agreement and shall be responsible for the expenses of rendering services to the Trust, as provided therein. The Trust shall be responsible for the expenses specified in the GoldenSelect management agreement. TSSG shall not be responsible for any expenses for which either DSI or the Trust is responsible, as specified in the GoldenSelect management agreement.

            (b) For the services to be provided by TSSG pursuant to this Agreement, DSI will pay TSSG a fee at an annual rate equal to a percentage of the aggregate value of the average daily net assets of all the series identified on Schedule A.
                 These fees shall be computed and accrued daily and payable monthly, on the basis shown on Schedule C to this Agreement.

             (c)  For each Series identified on Schedule A, the fee for the period from the date at which TSSG becomes the Administrator and Accounting Services Agent record for that series, shall be prorated according to the proportion that such period bears to the full monthly period. For any additional series added to Schedule A after the date of this Agreement, the fee due to TSSG shall be prorated in accordance with this system. The proration period shall be the period between the date the series is added to Schedule
                 A and the end of the month in which that date falls. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to TSSG, the value of the Trust's net assets shall be computed at the times and in the manner specified in the Registration Statement.

            (d) DSI will compensate TSSG for its services rendered pursuant to this Agreement in accordance with the fees set forth in Schedule C. Such fees do not include out-of-pocket disbursements of TSSG for which TSSG shall be entitled to bill separately at its cost. Out-of-pocket disbursements shall include the items specified in Schedule D, annexed hereto and incorporated herein. The schedule may only be modified by TSSG upon not less than thirty days' prior written notice to DSI for out-of-pocket disbursements incurred specifically for the administration of this contract on behalf of DSI and which fall outside of TSSG's normal cost of operations.

     5.   Limitation of Liability.

          (a) TSSG shall exercise reasonable care in connection with its responsibilities under this Agreement. TSSG shall not be liable for any error of judgment or for any loss suffered by DSI, Golden American or The Trust in connection with the performance of its obligations and duties under this Agreement, except a loss or damages resulting from TSSG's misfeasance, malfeasance, nonfeasance, or negligence in the performance of such obligations and duties or by reason of its disregard thereof. TSSG shall indemnify and hold harmless DSI, the Trust, and Golden American for any damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit resulting from the misfeasance, malfeasance, nonfeasance or negligence of TSSG in the performance of TSSG's obligations or duties or by reason of its disregard thereof.

          (b) DSI will indemnify TSSG against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel and fees and expenses) resulting from any claim, demand, action or suit not resulting from the misfeasance, malfeasance, nonfeasance or negligence of TSSG or the failure of TSSG to exercise reasonable care in the performance of such obligations and duties or by reason of its disregard thereof.

       (c) The indemnifying party, on its own or upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
          (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against such settlement or judgment.

     6.   Term and Termination

     (a) This Agreement shall be effective on the date first written above and shall continue for a period of three (3) years (the "Initial Term"), unless earlier terminated pursuant to the terms of this Agreement, and shall continue from year-to-year thereafter with respect to the Trust so long as such continuance is specifically approved at least annually by vote of the majority of the Board of Trustees.

       (b) Any party may terminate this Agreement, upon cause, not less than ninety (90) days or more than one hundred eighty (180) days prior written notice to the other party.

       (c) Notwithstanding the provisions of Sections 6(a) and 6(b) hereof, this Agreement shall be coterminus with the GoldenSelect Management Agreement.

       (d) In the event a termination notice is given by DSI, all expenses associated with movement of records and materials and conversion thereof will be borne at cost by DSI.

     7. Amendment to this Agreement. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge of termination is sought.

     8.   Miscellaneous.

    (a) Any notice of other instrument authorized or required by this Agreement to be given in writing to DSI or TSSG shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                    To DSI:
                    Directed Services, Inc.
                    280 Park Avenue, 14 West
                    New York, New York  10017
                    Attention:  Mary Bea Wilkinson
                               Bernard R. Beckerlegge, Esq.

                    To TSSG:

                    The Shareholder Services Group. Inc.
                    Exchange Place - 025-004B
                    Boston, Massachusetts  02109
                    Attention:  Patricia L. Bickimer, Esq.

       (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (e) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9. Confidentiality. All books, records, information and data pertaining to the business of the Trust that are exchanged or received pursuant to the performance of TSSG's duties under this
       Agreement shall remain confidential and shall not be voluntarily disclosed to any other person, except as specifically authorized by the Trust or by DSI, or as may be required by law.

     10.  Trust Obligation.  A copy of the Trust's Agreement and
       Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of the Trust by an officer of the Trust in his or her capacity as trustee and not individually.
       The obligations of this Agreement shall only be binding on the assets and property of the Trust and shall not be binding on any Trustee, officer, or shareholder of the Trust individually.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers of the date first written above.

                         THE SHAREHOLDER SERVICES GROUP, INC.


                         By:  /s/ Richard W. Ingram
                              ----------------------------------
                              Name: Richard W. Ingram
                              Title:    Vice President and Division
                         Manager


                         DIRECTED SERVICES, INC.


                         By:  /s/ Mary Bea Wilkinson
                              ----------------------------------
                              Name: Mary Bea Wilkinson
                              Title:    Senior Vice President


                         THE GCG TRUST


                         By:  /s/ Barnett Chernow
                              ----------------------------------
                              Name: Barnett Chernow
                              Title:    Vice President

                             SCHEDULE A



                       SERIES OF THE GCG TRUST





       Series                        Effective Date

       Multiple Allocation Series    January 1, 1994
       Fully Managed Series          January 1, 1994
       Limited Maturity Bond         January 1, 1994
       Series
       Natural Resources Series      January 1, 1994
       Real Estate Series            January 1, 1994
       All-Growth Series             January 1, 1994
       Liquid Asset Series           January 1, 1994
       Capital Appreciation Series   January 1, 1994
       Rising Dividends Series       January 1, 1994
       Emerging Markets Series       January 16, 1994
       Market Manager Series         January 1, 1994
       Value Equity Series           January 1, 1994

                             SCHEDULE B



                      FUND ACCOUNTING FUNCTIONS



o    FINANCIAL ACCOUNTING AND RECORDKEEPING

  o    Maintenance of Fund's accounting records.
  o Journalizing the investment, capital share and income and expense activities.
  o Maintaining individual ledgers and tax lots for investment holdings.
  o Posting to and preparing the Fund's Balance Sheet and Statement of Operations.
  o Determining the Fund's net income, capital gains and losses, and foreign exchange gains and losses.
  o    Determining the Fund's dividend distribution.
  o Computing the net asset value of the Fund and disseminating to recipients designated by DSI.

o    PRICING AND CORPORATE ACTIONS

  o Obtaining security market quotes and exchange rates from appropriate pricing services.
  o Calculating the market value and the cost value of the investment holdings.
  o Determining the appreciation/depreciation of the Fund's portfolio.
  o Determining the applicable foreign exchange gains and losses on the Fund's payables and receivables.
  o Researching and recommending portfolio accounting and tax treatment for unique security types.
  o Transmitting or mailing various portfolio management reports to the investment advisor of the Fund.

o    DAILY INTERFACE WITH ADVISOR AND GLOBAL CUSTODIAN

  o Coordinating with the Custodian to ensure that advisors receive beginning local and U.S. currency balances available for investment purposes.
  o Verifying investment buy/sell trade tickets upon receipt from the investment advisor.
  o Reconciling investment transactions, holdings, and cash with the custodian.
  o    Providing tax lot detail of the Fund's portfolio holdings.

                      ADMINISTRATIVE FUNCTIONS



     COMPLIANCE

  o Monitoring compliance of the Fund with Subchapter M of the Internal Revenue Code to determine its status as a Regulated Investment Company.
  o Monitoring compliance of the Fund with Section 817(h) of the Internal Revenue Code.
  o Assistance in developing corrective measures should such measures be required, before the expiration of any 30 day window period.

     FINANCIAL REPORTING

  o    Preparing Annual and Semi-Annual Shareholders Reports including:

          Schedule of Investments
          Financial Statements
          Supplementary Per Share Information
          All required footnotes

  o    Prepare Monthly Financial Statement
  o    Quarterly presentation to Fund's Board of Directors
  o Calculating and disseminating Fund performance data such as 7 and 30-day yields, total returns, expense ratios, and weighted average maturity.
  o Coordinating printing of shareholder reports and their filing with the SEC.
  o Communicating all relevant statistical information to the applicable reporting service, including, but not limited to, Lipper, Morningstar and ICI.

     REGISTRATION AND REPORTING FOR COMPANIES REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940

  o Assist in the preparation of the annual filing of the Fund's Registration Statement N-1A, including providing all financial related information.
  o    N-SAR Filings

          Preparing Semi-Annual Reports with the SEC on Form N-SAR File N-SAR electronically with the SEC via the EDGAR system

  o Filing 24(e)-2 and (f)-2 notices with the SEC relating to the registration of proceeds from Fund shares sold.

  o Attending all board meetings and making the required presentations.


  TAXES

  o    Preparation of Federal income tax return
  o    Preparation of any required state income/franchise tax returns
  o Determining and recommending required amount of distribution from ordinary income and capital gains to avoid Federal income tax.
  o Monitoring custodian to ensure tax reclaims are collected on a timely basis.

o    SUPPORT SERVICES

  o Acting as liaison with the Fund's independent public accountants and providing account analyses, fiscal year summaries, and other audit related schedules.
  o Providing accounting and tax support for all aspects of a Fund's operation including the effects of any change in the Fund's structure.

                             SCHEDULE C



                          TSSG COMPENSATION



A    CHARGES (Excluding the Market Manager Series)

  First $1 billion of net assets               6 Basis Points
  Next $1 billion of net assets                5 Basis Points
  Next $1 billion of net assets                4 Basis Points
  Next $7 billion of net assets                1 Basis Point
  Excess over $10 billion                      0.8 Basis Point

     In computing these charges, "net assets" shall mean the value of the average daily net assets of all the series identified on Schedule A and Separate Account D (excluding the Market Manager Series). DSI will pay a percentage of the total charges equal to the portion of total average daily net assets that the series identified on Schedule A represent; and Separate Account D will pay percentages of the total charges equal to their respective portions of the total average daily net assets per their separate agreements. Net assets for future series established for The GCG Trust and other regulated investment companies administered by DSI or its affiliates will be incorporated into Schedule A for purposes of calculating total charges.


  B    CHARGES (For the Market Manager Series)

  Market Manager will be priced at the lower of:

     1) The additional charge that would be incurred if Market Managers were included in Schedule A; or
     2)   Assets priced separately according to the following fee table:

       First $500 million of net assets             4 Basis Points
       Excess of $500 million of net assets         2 Basis Points


    C    OUT-OF POCKET EXPENSES

     1)   Securities valuation (pricing) services.
     2) Travel to and from Board Meetings for individuals other than Trust officers.

                             SCHEDULE D



                         SIGNIFICANT EVENTS



     One or more of the following significant events will allow DSI, upon its discretion, to exercise without penalty, the ninety day termination clause as referenced in Section 6(b) of this Agreement within one year of occurrence of the event.

     -    Divestiture of a controlling interest by First Data Corporation
       (FDC) in TSSG or its fund accounting operations.

     - Acquisition of a controlling interest in FDC by any person or entity.

     - Reduction in FDC's debt-rating to below investment grade, two consecutive years of operating losses, or any contingent legal action or other event which threatens the solvency of FDC or TSSG.

     - 30% reduction in the $41.8 billion asset base serviced by TSSG's fund accounting operations due to a decline in clients serviced and not a drop in market value of the asset base.

     - Failure of FDC/TSSG to maintain adequate liability insurance as represented in its response to the Request for Proposal for Golden American Life Insurance Company, dated August 26, 1994.

                        PERFORMANCE STANDARDS

o Violation of one or more of the following performance standards will allow DSI, upon notice, to exercise without penalty, the ninety day termination clause as referenced in Section 6(b) of this Agreement.

o Errors or delays not solely attributable to TSSG will not be counted towards the measurement of performance.

o All percentages will be calculated on a semi-annual basis for the six months ending June 30 and December 31.

  A.   Daily NAV Computations:

     Completed by 6:00 PM more than 98% of the time
     99.5% or better accuracy rate
     No NAV errors solely attributable to TSSG shall go undetected more than 48 hours.

  B.   Daily Accounting: 99.5% or better accuracy rate:

     Complete and accurate daily posting of capital stock activity. Production of an accurate trial balance and supporting reports.


  C.   Financial Reporting and SEC Filings:

     Completed within two business days of a schedule agreed to in advance by TSSG and DSI, and free from any error or delays that cause the Trust to miss any filing deadline.

     Resolution of any management letter comments as provided by the Trust's independent auditors in their evaluation of the system of internal controls by the dates agreed to by TSSG and the Fund's auditors.

  D.   Pricing:

     Securities will be priced accurately according to the requirements of the "1940 Act," as well as the policies set by the Board of Trustees at least 99.5% of the time.

  E.   Taxes:

     Distributions prepared and executed according to the requirements of the 1986 Internal Revenue Code, as amended, and related regulations, resulting in no income tax payable from undistributed investment company taxable income.

     All required federal and state returns prepared in compliance with relevant laws, by their required filing dates, with extensions, including reasonable time for DSI review.

  F.   Compliance:

     Monthly preparation and analysis of tests that determine the Series' compliance with Sec. IRS, and prospectus requirements regarding the type, quantity and diversification of the Trust's assets and income.

     Prompt communication of test results to DSI, at least five business days prior to the expiration of any quarterly window period.

     Identify new compliance issues that may affect the Trust no later than the next monthly compliance report.

  G.   Performance Data:

     Providing required performance data to outside services (i.e., Lipper, Morningstar) by their respective due dates.

  H.   Other Services

     Timely and accurate preparation of financial statements and other reports for presentation to the Trust's Board or DSI's management.

  I.   Historical Financial Records

     Maintenance of historical financial records as required by the "1940 Act" and Internal Revenue Code or other regulatory bodies.

                       AMENDMENT NO. 1 TO THE
            ADMINISTRATION AND FUND ACCOUNTING AGREEMENT


     This Amendment No. 1 dated as of November 1, 1997, is entered into by DIRECTED SERVICES, INC. ("DSI"), THE GCG TRUST (the "Trust") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group") (formerly known as The Shareholder Services Group, Inc.).

     WHEREAS, DSI, the Trust and Investor Services Group entered into an Administration and Fund Accounting Agreement dated as of January 1, 1995 (the "Agreement");

     WHEREAS, DSI, the Trust and Investor Services Group wish to amend the Agreement to amend certain provisions of the Agreement;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

  I. All capitalized terms used and not otherwise defined shall have the meanings ascribed to them in the Agreement.

  II. The Fee Schedule attached to the Agreement as Schedule C is hereby deleted in full and replaced with the attached Schedule C.

  III. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

  IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date and year first written above.

                      DIRECTED SERVICES, INC.


                      By: /s/ David L. Jacobson
                          ---------------------------------


                      THE GCG TRUST


                      By: /s/ Terry L. Kendall
                          ---------------------------------


                      FIRST DATA INVESTOR SERVICES GROUP, INC.


                      By:/s/ James Fox
                          ---------------------------------

                             SCHEDULE C

                INVESTOR SERVICES GROUP COMPENSATION



  A.   CHARGES

     Complex Average Net Assets

     First $2 billion of average net assets            5.0 Basis Points
     From $2 to $3 billion of average net assets       3.5 Basis Points
     From $3 to $10 billion of average net assets 2.0 Basis Points Excess over $10 billion of average net assets 1.0 Basis Points

     Minimum Fee for the complex                      $1,000,000 per annum
     (for each new Series generated, the minimum fee will increase by $30,000 per annum)

     A $3,000 fee will apply to each additional share class per annum

     In computing these charges, "net assets" shall mean the value of the average daily net assets of the "Complex." The "Complex" shall be defined as all portfolios or series of The GCG Funds Trust, The Market Manager Series and The Equi-Select Series Trust.


  B.   OUT-OF-POCKET EXPENSES

         -Securities valuation (pricing) services
         -Travel to and from Board Meetings outside the city of Boston (subject to the prior approval of DSI)
         -Postage for Board meeting materials and other materials to the Trust's Board members and service providers (including overnight or other courier services)
         -Telephone and telecommunication charges (including fax) with respect to communications with the Trust's Trustees, officers and service providers
         -Duplicating charges with respect to filings with Federal and state authorities and Board meeting materials
         -Courier services
         -Forms and supplies for preparation of Board meeting and other materials for the Trust
         -Programming costs for special requests at a rate of $100 per hour
         -Any other unusual expenses in association with services such as excessive duplicating charges